Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of the TIAA-CREF Funds In planning and performing our audits of the financial statements of Enhanced Large-Cap Growth Index Fund, Enhanced Large-Cap Value Index Fund, Growth & Income Fund, Large-Cap Growth Fund, Large-Cap Value Fund, Mid-Cap Growth Fund, Mid-Cap Value Fund, Small-Cap Equity Fund, Small/Mid-Cap Equity Fund, Social Choice Equity Fund, Social Choice Low Carbon Equity Fund, Emerging Markets Equity Fund, Enhanced International Equity Index Fund, Global Natural Resources Fund, International Equity Fund, International Opportunities Fund, International Small-Cap
Equity Fund, Social Choice International Equity Fund, Equity Index Fund, Large-Cap Growth Index Fund, Large-Cap Value Index Fund, S&P 500 Index Fund, Small-Cap Blend Index Fund, Emerging Markets Equity Index Fund, International Equity Index Fund, Emerging Markets Debt Fund and International Bond Fund (twenty-seven of the funds constituting the TIAA-CREF Funds, hereafter collectively referred to as the "Funds") as of and for the period ended October 31, 2017, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and the trustees of the fund; and
(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.


Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of October 31, 2017
This report is intended solely for the information and use of management and the Board of Trustees of the TIAA-CREF
Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/PricewaterhouseCoopers LLP
Baltimore, Maryland
December 15, 2017